UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

Codexis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive

Redwood City, CA 94063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (650) 421-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

As reported in the Current Report on Form 8-K filed by Codexis, Inc. (the “Company” or “Codexis”) on January 23, 2023, Ross Taylor ceased to serve as the Company’s Chief Financial Officer and principal financial and accounting officer effective as of the date thereof.

In connection with Mr. Taylor ceasing to serve as Chief Financial Officer, Mr. Taylor and the Company entered into a Transition and Separation Agreement, dated as of February 3, 2023 (the “Transition and Separation Agreement”). Pursuant to the Transition and Separation Agreement, Mr. Taylor will provide transition services and provide advisory services to the Company’s Chief Executive Officer on an as-needed basis until March 6, 2023. During this period, Mr. Taylor shall continue to be paid his base salary, continue to vest into outstanding equity awards and be eligible for employee benefits at the same rate and to the same extent as he was paid and eligible immediately prior to the appointment of our new Chief Financial Officer. In addition, under the Transition and Separation Agreement, in exchange for continuing to serve the Company through March 6, 2023 (or such earlier date as the Company determines to terminate Mr. Taylor’s employment for other than cause) and Mr. Taylor’s timely delivery of a general release of claims against the Company and its affiliates after his termination of employment, the Company will pay Mr. Taylor as severance 12 months of Mr. Taylor’s base salary and, to the extent not previously paid, 85% of Mr. Taylor’s target bonus for fiscal year 2022, and will, at its cost, provide Mr. Taylor and his covered dependents with up to 12 months of continued healthcare coverage. Any equity awards that are unvested as of the date Mr. Tayler terminates employment will thereupon be forfeited.

The foregoing summary of the material terms of the Transition and Separation Agreement is qualified in its entirety by the complete terms of the agreement, which will be filed as an exhibit to Codexis’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2023

CODEXIS, INC.

By:	/s/ Stephen Dilly
Name:	Stephen Dilly
Title:	President and Chief Executive Officer